EXHIBIT 5.1



                               [August 30, 1999]



Cellegy Pharmaceuticals, Inc.
349 Oyster Point Boulevard, Suite 200
South San Francisco, CA 94080

Gentlemen/Ladies:

         At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about August 30, 1999, in connection with the registration under the Securities Act of 1933, as amended, for resale of an aggregate of 1,575,000 shares of your Common Stock (the "Stock"), all of which will be sold by the selling shareholders named in the Prospectus included within the Registration Statement (the "Selling Shareholders"), including 1,561,000 shares that are presently issued and outstanding (the "Outstanding Shares") and 14,000 shares (the "Warrant Shares") that are issuable upon the exercise of certain warrants (the "Warrants") held by certain Selling Shareholders. The Outstanding Shares and the Warrant Shares will be collectively refered to herein as the "Shares".


         In rendering this opinion, we have examined the following:

         (1) the Registration Statement (including the Prospectus included therein), together with the Exhibits filed as a part thereof;

         (2)      your  registration   statement  on  Form  8A  filed  with  the
                  Commission in connection with the Company's intial public offering in August 1995;

         (3) the Common Stock Purchase Agreement, dated July 30, 1999, by and among the Company and the investors listed on Exhibit A attached thereto;

         (4) the Common Stock Purchase Warrant, dated January 18, 1999 between the Company and Michael P. Crowley, Ph.D.;

         (5) the Common Stock Purchase Warrant, dated January 19, 1999 between the Company and Richard Bank, M.D.;

         (6) the minutes of meetings and actions by written consent of the Board of Directors that are contained in your minute books and that are in our possession that relate to the issuance of the Outstanding Shares, the Warrants and the Warrant Shares;

         (7) a Management Certificate addressed to us and executed by the Company containing certain factual and other representations including, without limitation, information concerning the number of outstanding shares of Common Stock and shares of common stock issuable upon exercise of outstanding options, warrants and similar rights.



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Cellegy Pharmaceuticals, Inc.
August 30, 1999
Page 2


         We have confirmed your eligibility to use Form S-3 and by telephone call to the offices of the Commission, we have also confirmed the continued effectiveness of the Company' registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the timely filing by you of all reports required to be filed by you pursuant to Rules 13, 14 and 15 promulgated under the Exchange Act.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

         We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California.

         In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

         Based upon the foregoing, it is our opinion that the Outstanding Shares to be sold by the Selling Stockholders pursuant to the Registration Statement are, and the warrant shares when and if issued upon exercise of the Warrants and fully paid for as provided in the Warrants will be (assuming no change in such documents or applicable law), legally issued and nonassessable and, to our knowledge, fully paid.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.


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Cellegy Pharmaceuticals, Inc.
August 30, 1999
Page 3


         This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                                     Very truly yours,

                                                     FENWICK & WEST LLP


                                                     By:________________________